UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, Lumos Networks Corp. (the “Company”) announced that it has appointed Johan G. Broekhuysen, currently Vice President, Chief Accounting Officer and Corporate Controller, to serve as interim Chief Financial Officer.

Mr. Broekhuysen, age 43, joined the Company in November 2012 as Vice President and Corporate Controller and was appointed Chief Accounting Officer in January 2014. Prior to joining the Company, Mr. Broekhuysen was Senior Vice President, Assistant Treasurer and Corporate Controller of GlobalLogic, Inc., a privately-held software research and development company, from 2009 to January 2012 and Vice President and Corporate Controller of GlobalLogic, Inc. from 2008 to 2009. Prior to joining GlobalLogic, Inc., Mr. Broekhuysen was Director, Financial Reporting and Consolidation of AOL, LLC, an online advertising and Internet connectivity provider, from 2007 to 2008 and Director, Service Revenue Accounting of AOL, LLC from 2004 to 2007.

As compensation for his additional role as interim Chief Financial Officer, Mr. Broekhuysen will receive a one-time cash bonus of $15,000 and an equity award grant of 5,000 stock options and 5,000 shares of restricted stock.

The Company’s former Chief Financial Officer, Harold L. Covert, will provide transition services to the Company through September 30, 2014 and be compensated at his current salary rate.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2014

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen Interim Chief Financial Officer

Exhibit Index

Exhibit No.Description

99.1Press release, dated March 25, 2014